UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2019

KKR Real Estate Finance Trust Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38082	47-2009094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 750-8300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2019 (the “Closing Date”), KREF Lending V LLC (“Seller”), an indirect wholly-owned subsidiary of KKR Real Estate Finance Trust Inc. (the “Company”), entered into a Master Repurchase and Securities Contract Agreement (the “Term Lending Agreement”) with Morgan Stanley Mortgage Capital Holdings LLC (“Administrative Agent”), as administrative agent on behalf of Morgan Stanley Bank, N.A., as buyer (together with the other “Buyers” party to the Term Lending Agreement from time to time, collectively, the “Buyer”).  On the Closing Date, the Term Lending Agreement will be used to finance a portfolio of eligible loans that were acquired by Seller on or prior to the Closing Date, as more particularly described in the Term Lending Agreement.  The Term Lending Agreement provides for asset purchases and future advances by the Administrative Agent on behalf of the Buyer of up to $900,000,000 (the “Facility”) for certain pre-identified assets. The Facility will be partially drawn on the Closing Date and, upon the satisfaction of certain conditions, on the dates of any future advances and future purchases.

The Facility, which is non-mark to market, has an initial maturity date of June 25, 2021, subject to five extension options of one year each, which options may be exercised by Seller upon the satisfaction of certain customary conditions. Advances under the Term Lending Agreement accrue interest at a per annum pricing rate equal to one-month LIBOR, plus a specified margin as set forth in the transaction documents.

In connection with the Term Lending Agreement, KKR Real Estate Finance Holdings L.P. (“Guarantor”), a direct wholly-owned subsidiary of the Company, provided a Guaranty (the “Guaranty”), under which the Guarantor guarantees the obligations of Seller under the Term Lending Agreement up to (i) a maximum liability of 25% of the then currently outstanding Repurchase Price (as defined in the Term Lending Agreement) of all purchased assets and (ii) in the case of certain “bad boy” defaults, up to a maximum liability of 100%.

The Repurchase Agreement and the Guaranty contain various affirmative and negative covenants including the following financial covenants applicable to the Guarantor:

(i) ratio of interest income for any four fiscal quarter period to interest expense shall not be less than 1.5 to 1.0;

(ii) ratio of total indebtedness to total assets shall not be greater than 75%;

(iii) cash liquidity shall not be less than the greater of (x) $10 million and (y) 5.0% of the recourse indebtedness of Guarantor; and

(iv) tangible net worth shall not be less than the sum of (x) $880,208,000, plus (y) 75% of the aggregate net cash proceeds of any equity issuances made and any capital contributions received by the Guarantor after the Closing Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Christen E.J. Lee
	Name:	Christen E.J. Lee
	Title:	Co-Chief Executive Officer and Co-President

Date: July 1, 2019